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                                                                      Exhibit 21

                             LIST OF SUBSIDIARIES
                             --------------------

FBC Acquisition Corporation, a Maryland corporation, doing business as Wild Goose Brewery, Inc.

BB Acquisition Corporation, a Maryland corporation, doing business as Brimstone Brewing Company